Exhibit 1A-11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to (i) the use of our report dated October 13, 2021, on the financial statements of Discount Print USA, Inc. (the “Company”) for the periods ended June 30, 2021, and 2020, included herein on the Company’s Regulation A filing on Form 1-A; and (ii) the reference to us under the heading “Experts” in said 1-A filing.

/s/ Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2019.

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

October 13, 2021